Exhibit 99.1
THE REALREAL ANNOUNCES THIRD QUARTER 2023 RESULTS
Q3 2023 Gross Profit Increased $8.3 million Year-Over-Year
Q3 2023 Net Income of $(22.9) million or (17.2)% of Total Revenue
Q3 2023 Adjusted EBITDA of $(7.0) million or (5.2)% of Total Revenue

SAN FRANCISCO, November 7, 2023 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its third quarter ended September 30, 2023. In the third quarter of 2023, revenue and Adjusted EBITDA exceeded the high-end of our guidance range for the quarter and GMV exceeded the mid-point of our guidance. Third quarter 2023 gross merchandise value (GMV) and total revenue decreased 8% and 7% respectively, compared to the third quarter of 2022. During the quarter, consignment revenue grew 10% and direct revenue was 49% lower compared to the same period in 2022.

“Today we reported our best quarter of Adjusted EBITDA since the company’s IPO in 2019. Our strategic shift to re-focus on the higher-margin portion of the consignment business is delivering significant progress in our results,” said John Koryl, Chief Executive Officer of The RealReal.

Koryl continued, “During the third quarter, the consignor commission structure changes we implemented in November 2022 drove higher take rates and, by design, reduced lower-value consignments. Furthermore, we continued to transition away from transactions involving company-owned inventory, which helped to improve our gross margin rate. These actions resulted in a higher take rate, a higher gross margin rate, higher gross profit, reduced company-owned inventory, and a significantly improved Adjusted EBITDA compared to the prior year period. Looking forward, we continue to project we are on track to deliver positive Adjusted EBITDA on a full year basis in 2024.”
Third Quarter Highlights
•GMV was $408 million, a decrease of 8% compared to the same period in 2022
•Total Revenue was $133 million, a decrease of 7% compared to the same period in 2022
•Gross Margin was 70.6%, an increase of 1053 basis points compared to the same period in 2022
•Net Loss was $(22.9) million or (17.2)% of total revenue compared to $(47.3) million or (33.1)% of total revenue in the same period in 2022
•Adjusted EBITDA was $(7.0) million or (5.2)% of total revenue compared to $(28.2) million or (19.7)% of total revenue in the same period in 2022
•GAAP basic and diluted net loss per share was $(0.22) compared to $(0.49) in the same period in 2022
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.15) compared to $(0.38) in the same period in 2022
•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers was 954,000, an increase of 1% compared to the same period in 2022
◦Orders were 794,000 in the third quarter, a decrease of 17% compared to the same period in 2022
◦Average order value (AOV) was $513, an increase of 11% compared to the same period in 2022
◦Higher AOV was driven by a year-over-year increase in average selling prices (ASPs) driven by a shift toward higher-value items and reduced lower-value items, partially offset by a year-over-year decrease in units per transaction (UPT).
•The Company has engaged Moelis & Company and Wachtell, Lipton, Rosen & Katz to support the refinancing efforts for the convertible notes.

Q4 and Full Year 2023 Guidance

Based on market conditions as of November 7, 2023, we are updating our full year 2023 guidance and providing guidance for fourth quarter 2023 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q4 2023	Full Year 2023
GMV	$430 - $460 million	$1.705 billion - $1.735 billion
Total Revenue	$135 - $145 million	$540 - $550 million
Adjusted EBITDA	$(5) - $0 million	$(62) - $(57) million

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its results. Investors and analysts can access the call at https://register.vevent.com/register/BI9869fdaab7a1497a9d2564acdedb4451. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 34 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service.
Investor Relations Contact:
Caitlin Howe
Senior Vice President, Finance
IR@therealreal.com
Press Contact:
Laura Hogya
Head of Communications
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, disruptions in the financial industry, inflation and the COVID-19 pandemic, our ability to achieve anticipated savings in connection with the savings plan we implemented in February 2023, our ability to efficiently drive growth in consignors and buyers through our marketing and advertising activity, our ability to successfully implement our growth strategies and their capacity to help us achieve profitability or generate sustainable revenue and profit, and our financial guidance, timeline to profitability, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the public health emergencies on our operations and our business environment, inflation, macroeconomic uncertainty, disruptions to the financial industry, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, restructuring, and CEO separation benefits, CEO transition costs, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Consignment revenue	$102,852	$93,874	$302,072	$274,780
Direct revenue	17,356	34,005	63,196	125,474
Shipping services revenue	12,964	14,824	40,663	43,584
Total revenue	133,172	142,703	405,931	443,838
Cost of revenue:
Cost of consignment revenue	13,577	15,206	43,681	43,193
Cost of direct revenue	15,686	28,721	61,162	105,415
Cost of shipping services revenue	9,837	12,999	30,859	43,149
Total cost of revenue	39,100	56,926	135,702	191,757
Gross profit	94,072	85,777	270,229	252,081
Operating expenses:
Marketing	11,591	13,511	44,460	48,455
Operations and technology	61,038	70,782	194,645	207,159
Selling, general and administrative	44,788	47,012	138,959	147,410
Restructuring	(856)	—	37,396	275
Total operating expenses (1)	116,561	131,305	415,460	403,299
Loss from operations	(22,489)	(45,528)	(145,231)	(151,218)
Interest income	2,260	1,002	6,717	1,360
Interest expense	(2,673)	(2,675)	(8,018)	(8,014)
Other income (expense), net	—	6	—	133
Loss before provision for income taxes	(22,902)	(47,195)	(146,532)	(157,739)
Provision for income taxes	47	63	247	96
Net loss attributable to common stockholders	$(22,949)	$(47,258)	$(146,779)	$(157,835)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.49)	$(1.45)	$(1.66)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	102,648,790	96,696,417	101,087,793	95,036,618

(1) Includes stock-based compensation as follows:
Marketing	$382	$567	$1,181	$1,774
Operating and technology	3,115	5,038	10,107	15,903
Selling, general and administrative	5,039	5,236	15,005	19,343
Total	$8,536	$10,841	$26,293	$37,020

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$170,811	$293,793
Accounts receivable, net	13,564	12,207
Inventory, net	24,657	42,967
Prepaid expenses and other current assets	20,933	23,291
Total current assets	229,965	372,258
Property and equipment, net	106,806	112,679
Operating lease right-of-use assets	94,680	127,955
Restricted cash	15,757	—
Other assets	5,473	2,749
Total assets	$452,681	$615,641
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,088	$11,902
Accrued consignor payable	66,525	81,543
Operating lease liabilities, current portion	19,856	20,776
Other accrued and current liabilities	82,459	93,292
Total current liabilities	176,928	207,513
Operating lease liabilities, net of current portion	109,907	125,118
Convertible senior notes, net	451,768	449,848
Other noncurrent liabilities	4,097	3,254
Total liabilities	742,700	785,733
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2023, and December 31, 2022; 103,310,783 and 99,088,172 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	1	1
Additional paid-in capital	807,912	781,060
Accumulated deficit	(1,097,932)	(951,153)
Total stockholders’ deficit	(290,019)	(170,092)
Total liabilities and stockholders’ deficit	$452,681	$615,641

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(146,779)	$(157,835)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	23,530	20,255
Stock-based compensation expense	26,293	37,020
Reduction of operating lease right-of-use assets	12,999	14,598
Bad debt expense	1,565	1,133
Accrued interest on convertible notes	575	575
Accretion of debt discounts and issuance costs	1,920	1,942
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	182	432
Property, plant, equipment, and right-of-use asset impairments	33,817	—
Provision for inventory write-downs and shrinkage	8,836	1,798
Gain on lease termination	(738)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(2,922)	(2,119)
Inventory, net	9,474	6,243
Prepaid expenses and other current assets	1,897	(6,543)
Other assets	(2,856)	(391)
Operating lease liability	(21,399)	(13,074)
Accounts payable	(1,550)	4,067
Accrued consignor payable	(15,018)	729
Other accrued and current liabilities	(1,499)	(4,494)
Other noncurrent liabilities	(118)	409
Net cash used in operating activities	(71,791)	(95,255)
Cash flow from investing activities:
Capitalized proprietary software development costs	(9,870)	(9,847)
Purchases of property and equipment	(25,528)	(16,408)
Net cash used in investing activities	(35,398)	(26,255)
Cash flow from financing activities:
Proceeds from exercise of stock options	19	2,906
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	446	900
Taxes paid related to restricted stock vesting	(501)	(28)
Net cash provided by financing activities	(36)	3,778
Net decrease in cash, cash equivalents and restricted cash	(107,225)	(117,732)
Cash, cash equivalents and restricted cash
Beginning of period	293,793	418,171
End of period	$186,568	$300,439

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA Reconciliation:
Net loss	$(22,949)	$(47,258)	$(146,779)	$(157,835)
Depreciation and amortization	7,744	7,195	23,530	20,255
Interest income	(2,260)	(1,002)	(6,717)	(1,360)
Interest expense	2,673	2,675	8,018	8,014
Provision for income taxes	47	63	247	96
EBITDA	(14,745)	(38,327)	(121,701)	(130,830)
Stock-based compensation (1)	8,536	10,841	26,293	37,020
CEO separation benefits (2)	—	—	—	902
CEO transition costs (3)	—	452	159	1,018
Payroll taxes expense on employee stock transactions	74	137	142	412
Legal fees reimbursement benefit (4)	—	(1,400)	—	(1,400)
Legal settlement	—	152	1,100	456
Restructuring (5)	(856)	—	37,396	275
Other (income) expense, net	—	(6)	—	(133)
Adjusted EBITDA	$(6,991)	$(28,151)	$(56,611)	$(92,280)
(1) The stock-based compensation expense for the nine months ended September 30, 2022 includes a one-time charge of $1.0 million related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer (“CEO”) on June 6, 2022 (the “Separation Agreement”).
(2) The CEO separation benefit charges for the nine months ended September 30, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement.
(3) The CEO transition charges for the three and nine months ended September 30, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation. The CEO transition charges for the nine months ended September 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(4) During the three and nine months ended September 30, 2022, we received insurance reimbursement of $1.4 million related to a legal settlement expense.
(5) Restructuring for the three and nine months ended September 30, 2022 consists of employee severance payments and benefits. Restructuring for the three and nine months ended September 30, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, gain on lease terminations, and other charges, including legal and transportation expenses.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(22,949)	$(47,258)	$(146,779)	$(157,835)
Stock-based compensation	8,536	10,841	26,293	37,020
CEO separation benefits	—	—	—	902
CEO transition costs	—	452	159	1,018
Payroll tax expense on employee stock transactions	74	137	142	412
Legal settlement	—	152	1,100	456
Legal fees reimbursement benefit	—	(1,400)	—	(1,400)
Restructuring	(856)	—	37,396	275
Provision for income taxes	47	63	247	96
Non-GAAP net loss attributable to common stockholders	$(15,148)	$(37,013)	$(81,442)	$(119,056)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	102,648,790	96,696,417	101,087,793	95,036,618
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.15)	$(0.38)	$(0.81)	$(1.25)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash used in operating activities	$(10,933)	$(7,351)	$(71,791)	$(95,255)
Purchase of property and equipment and capitalized proprietary software development costs	(8,120)	(10,036)	(35,398)	(26,255)
Free Cash Flow	$(19,053)	$(17,387)	$(107,189)	$(121,510)

Key Financial and Operating Metrics:

	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
	(in thousands, except AOV and percentages)
GMV	$367,925	$437,179	$428,206	$454,163	$440,659	$492,955	$444,366	$423,341	$407,608
NMV	$273,417	$318,265	$310,511	$332,508	$325,105	$367,382	$327,805	$303,918	$302,912
Consignment Revenue	$78,373	$86,508	$83,989	$96,917	$93,874	$110,199	$102,643	$96,577	$102,852
Direct Revenue	$29,387	$45,262	$48,823	$42,646	$34,005	$33,252	$24,953	$20,887	$17,356
Shipping Services Revenue	$11,078	$13,355	$13,888	$14,872	$14,824	$16,204	$14,308	$13,391	$12,964
Number of Orders	757	861	878	934	952	993	891	789	794
Take Rate	34.9%	35.0%	35.7%	36.1%	36.0%	35.7%	37.4%	36.7%	38.1%
Active Buyers	772	797	828	889	950	998	1,014	985	954
AOV	$486	$508	$487	$486	$463	$496	$499	$537	$513
% of GMV from Repeat Buyers	84.1%	83.8%	85.0%	84.7%	84.2%	84.0%	86.2%	87.3%	87.4%